Exhibit 10.1

McCORMICK & COMPANY, INCORPORATED

2001  STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION  NO. {NUMBER}

                THIS AGREEMENT, made and entered into this __ day of January, 2005, by and between McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”) and  {EMPLOYEE) (hereinafter called “Employee”).

R E C I T A L S:

                WHEREAS, the Board of Directors of the Company is of the opinion that the interest of the Company and its shareholders will be advanced and the Company’s overall managerial strength will be enhanced by encouraging its officers, directors, and other key employees to become owners of capital stock in the Company; and

                WHEREAS, the Board, on January 23, 2001, authorized and approved the 2001 Stock Option Plan (the “Plan”), which provides for the grant of options to certain key employees of the Company and its subsidiaries and affiliates to purchase capital stock of the Company.

                NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements below set forth, the parties agree as follows:

                1.             The Company hereby grants to the Employee a non-qualified stock option to purchase, on the terms and conditions hereinafter set forth, an aggregate of {CS} shares of stock of the Company, consisting of {CSV} shares of Common Stock, without par value, and  {CSNV} shares of Common Stock Non-Voting, without par value, at a purchase price of $_____ per share, which price is not less than 100% of the fair market value as of the date of this grant.  In lieu of cash payments, the Employee may surrender shares of Company stock owned by the Employee having a market value equal to the option price for the number of shares to be purchased pursuant to the exercise of all or part of this option.  The option granted hereunder shall be exercisable, as hereinafter provided, between January __, 2005 and January __, 2015.  Employee may exercise this option as follows:

January __, 2005 - January __, 2006	None of the shares granted hereunder;

January __, 2006 - January __, 2007	Not more than 25% of the shares granted hereunder;

January __, 2007 - January __, 2008	Not more than 50% of the shares granted hereunder less any shares for which the option has been previously exercised;

January __, 2008 - January __, 2009	Not more than 75% of the shares granted hereunder less any shares for which the option has been previously exercised;

January __, 2009 - January __, 2015	100% of the shares granted hereunder less any shares for which the option has been previously exercised.

                2.             This option is not transferable by the Employee otherwise than by will or by the laws of descent and distribution and is exercisable during the Employee’s lifetime only by the Employee.

                                (a)           Subject to the provisions of subparagraphs 2(b) and 2(c), all rights to exercise this option shall terminate thirty (30) days after the Employee ceases to be an employee of the Company or of a subsidiary or affiliate of the Company.

                                (b)           If the Employee ceases to be an employee on account of total and permanent disability or retirement, the Employee may exercise this option in full, or from time to time in part, regardless of the restrictions that might otherwise apply with respect to the number of shares which may be purchased pursuant to Paragraph 1 hereof, for a period of five (5) years after termination of employment or until the expiration date of this option, if earlier.

                                (c)           If the Employee dies prior to termination of this option without having exercised this option, the estate or other representative may exercise this option in full, or from time to time in part, regardless of the restrictions that might otherwise apply with respect to the number of shares which may be purchased pursuant to Paragraph 1 hereof, for a period of five (5) years after the Employee’s death or until the expiration date of this option, if earlier.

                                (d)           In no event may either the Employee or the estate exercise all or any portion of this option after its expiration date.

                                (e)           An exercise of this option with respect to a part of the shares to which it relates shall not preclude a subsequent exercise as to any remaining part.

3.             Notwithstanding any provision of this Agreement to the contrary, the option granted hereunder shall be exercisable for 100% of the shares subject to the option, less any shares for which the option has been previously exercised, upon the occurrence of any of the following events (each an “Event”) at any time prior to the expiration or exercise of the option:

(a)           the consolidation or merger of the Company with or into another entity where the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s capital stock are converted into cash, securities or other property, except for any consolidation or merger of the Company in which the holders (excluding any “Substantial Stockholders” as defined in Section 4 Common Stock subsection (b)(2)(H) of the Certificate of

Incorporation of the Company as in effect as of the date hereof (the “Charter”)) of the Company’s (i) voting common stock, (ii) non-voting common stock, and (iii) other classes of voting stock, if any, immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own in excess of 50% of the voting stock of the surviving corporation;

(b)           any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

(c)           any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall as of the date hereof become the beneficial owner (as defined in Section 4 Common Stock subsection (b)(2)(C) of the Charter), directly or indirectly, of securities of the Company representing more than 13% (the “Specified Percentage”) of the voting power of all the outstanding securities of the Company having the right to vote in an election of the Board (after giving effect, to the extent applicable, to the operation of Section 4 Common Stock subsection (b) of the Charter) (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however, that in the event that the vote limitation with respect to Substantial Stockholders set forth in Section 4 Common Stock subsection (b) of the Charter becomes inoperative by virtue of the operation of Section 4 Common Stock subsection (b)(12) of the Charter or otherwise, the “Specified Percentage” shall be increased, without requirement for further action, to 35%; or

(d)           individuals who as of the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination by the Board to stand for election by the Company’s stockholders, shall have been approved by a vote of at least a majority of the directors then in office (which directors then in office either were directors as of the date hereof or whose election or nomination for election shall have been so approved), shall cease for any reason to constitute a majority of the members of the Board.

                                Upon the occurrence of an Event, the Employee shall have the right to surrender the option outstanding immediately prior to the Event in exchange for a cash payment equal to the excess of the Transaction Value (defined below) of the shares subject to the option over the option exercise price.  If the Employee has more than one option subject to the terms set forth in this Paragraph 3, such right with respect to each option may be exercised independently of the other option(s).  No later than five days following the Event, the Company shall provide the Employee with written notice of the Event.  The Employee may exercise such right by surrendering such options to the Company either within 30 days after receipt of the notice or within 10 days after the consummation of the Event, whichever is later.  The Company shall make the payment in a cash lump sum within 30 days after the Employee surrenders such options.  The Employee’s option shall terminate upon receipt of payment therefor pursuant to this provision.

                                The Transaction Value shall be equal to the greater of (i) the highest fair market value of a share of the Company’s Common Stock at the time of, or at any time during the 60 days preceding, the Event, or (ii) the highest price paid for a share of the Company’s Common Stock in any bona fide transaction related to the Event occurring no later than the closing date of the Event.

                                In connection with an Event, and solely with respect to options not surrendered in connection with such Event as provided above, the Company may make provision for the assumption of outstanding options by, or the substitution for outstanding options of new options covering the stock of, a surviving or successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of the value of the original options, all as determined by the Company at its discretion.

                4.             The Company shall not be required to issue or deliver any certificate or certificates for shares of its capital stock purchased upon the exercise of the option herein granted until and unless the offering and sale of the shares represented thereby may legally be made under the Securities Act of 1933, as amended, and the applicable rules and regulations of the Securities and Exchange Commission.

                5.             The Company may require the Employee to agree that any shares of capital stock purchased upon the exercise of this option shall be acquired for investment and not for distribution and that each notice of the exercise of any portion of this option shall be accompanied by a written representation that the shares of capital stock are being acquired in good faith for investment and not for distribution.

                6.             In the event that, prior to the delivery by the Company of all the shares of the capital stock in respect of which this option is hereby granted, there is any change in the Common Stock or Common Stock Non-Voting of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares subject to this option and the option price shall be proportionately adjusted.

                7.             The Employee shall not have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option herein granted unless and until certificates representing such shares have been issued and delivered.

                8.             Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of said option or of any right or privilege conferred hereby contrary to the provisions hereof or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

                9.             This option may be exercised by sending a written notice together with full payment for the number of shares to be purchased to the Company or Agents designated by the

Company.  Such notice and any other notice to be given under the terms of this agreement shall be addressed to the Company in care of its Treasurer at 18 Loveton Circle, Sparks, Maryland 21152-6000 or to Agents of the Company at addresses designated by the Company, and any notice to be given to the Employee shall be sent  to the address the Employee has given to the Company or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if it is personally delivered to the Treasurer or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government, or maintained by the government of the country in which the Employee resides.

                10.           This option shall be binding upon and inure to the benefit of any successor or successors of the Company.

                IN WITNESS WHEREOF, the Company has caused this document to be executed on its behalf by its duly authorized officers.

ATTEST:	McCORMICK & COMPANY, INCORPORATED

By:
Robert W. Skelton		Robert J. Lawless
Secretary		Chairman, President
& Chief Executive Officer

WITNESS:

Employee